SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):     May 30, 2002

NationsRent, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14299	31-1570069

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 East Las Olas Blvd. Fort Lauderdale, Florida	33301

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:            (954) 760-6550

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

As previously reported on a Form 8-K filed on December 20, 2001, NationsRent, Inc. and its subsidiaries (collectively, the “Debtors”) filed a voluntary petition under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) with the United States Bankruptcy Court for the District of Delaware in Wilmington, Delaware (the “Bankruptcy Court”) on December 17, 2001. The petition has been designated as Case No. 01-11628 (P.W.). The Debtors continue to operate their business and manage their properties as debtors in possession, pursuant to sections 1107 and 1108 of the Bankruptcy Code.

On May 30, 2002, the Debtors submitted to the Bankruptcy Court their required consolidated Monthly Operating Report for the period from December 17, 2001 to April 30, 2002. A copy of the text of the report as filed with the Bankruptcy Court, excluding exhibits, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The data and information contained in the Monthly Operating Report is presented in a form prescribed by applicable bankruptcy laws and for a period shorter or otherwise different than is required for reports filed pursuant to the Securities Exchange Act of 1934. Such information was not audited or reviewed by independent accountants and is subject to future adjustment and reconciliation. The Monthly Operating Report was not prepared for the purpose of providing a basis for an investment decision in NationsRent's common stock or debt. The report may contain forward-looking statements subject to various assumptions regarding the operating performance of the Debtors that may not be realized. These forward-looking statements are subject to significant business, economic and competitive uncertainties and other contingencies, many of which are beyond the control of the Debtors.

The combined statements of the Debtors have been prepared assuming continuity of operations, realization of assets and payment of liabilities. Under applicable bankruptcy laws, actions by creditors to collect pre-petition indebtedness owed by the Debtors are stayed and other pre-petition contractual obligations cannot be enforced against the Debtors. As a result of the Chapter 11 petition, there can be no assurance that the carrying amounts of assets will be realized or that liabilities will be settled for the amounts recorded. The Debtors expect to present to their creditors and other parties in interest a Chapter 11 reorganization plan to restructure their obligations, and such plan will likely affect the financial information presented in the Monthly Operating Report and may materially change the carrying amount of assets and liabilities presented therein. As a result of these factors, investors should not place undue reliance on the information contained in the Monthly Operating Report.

NationsRent cautions investors that an investment in any of its securities is highly speculative. NationsRent believes the existing equity securities of NationsRent, including its preferred and common stock, has and will have no value and that any Chapter 11 reorganization plan approved by the Bankruptcy Court will not provide NationsRent's existing equity holders with any distributions, including any interest in the reorganized debtor.

Due to material uncertainties, it is not possible to predict the length of time that the Debtors will operate under Chapter 11 protection, the outcome of such proceedings, the effect of the proceedings on the businesses of the Debtors or the potential for recovery by their creditors or security holders.

Complete copies of NationsRent's informational filings made with the Bankruptcy Court, including the Monthly Operating Report attached as Exhibit 99.1 to this Form 8-K, are available to the public at the office of the clerk of the Bankruptcy Court, 824 Market Street, 5th Floor, Wilmington, Delaware, 19801. The complete Monthly Operating Report may also be available electronically, for a fee, through the Bankruptcy Court's internet web site, www.deb.uscourts.gov.

Item 7.   Financial Statements and Exhibits

                  (c)    Exhibits.

Exhibit
Number	Description

99.1	Monthly Operating Report for the period from December 17, 2001 to April 30, 2002, as filed with the United States Bankruptcy Court for the District of Delaware in Wilmington, Delaware on May 30, 2002, excluding exhibits.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONSRENT, INC.

	By:	/s/ Ezra Shashoua

Name: Ezra Shashoua
Title: Executive Vice President and Chief Financial Officer

Dated: May 30, 2002

EXHIBIT INDEX

Exhibit
Number	Exhibit

99.1	Monthly Operating Report for the period from December 17, 2001 to April 30, 2002, as filed with the United States Bankruptcy Court for the District of Delaware in Wilmington, Delaware on May 30, 2002, excluding exhibits.